Exhibit 99.1

Mirati Therapeutics and Zai Lab Enter Into a Collaboration to

Develop and Commercialize Adagrasib in Greater China

•	Zai Lab obtains the right to develop and exclusively commercialize adagrasib in mainland China, Hong Kong, Macau and Taiwan

•	Mirati to receive an upfront payment of $65 million, up to approximately $273 million in potential milestone payments and high-teen- to low-twenties-percent tiered royalties

•	Agreement will accelerate enrollment in key global, registration-enabling clinical trials investigating adagrasib in patients with KRASG12C mutations

SAN DIEGO, SHANGHAI and SAN FRANCISCO – June 1, 2021 – Mirati Therapeutics, Inc. (NASDAQ: MRTX), a clinical-stage targeted oncology company, and Zai Lab Limited (NASDAQ: ZLAB; HKEX: 9688), an innovative commercial-stage biopharmaceutical company, today announced the companies have entered into a collaboration and license agreement for adagrasib, a small-molecule KRASG12C inhibitor, in Greater China (mainland China, Hong Kong, Macau and Taiwan).

“We believe Zai Lab is an ideal partner to enable us to expand and accelerate Mirati’s global adagrasib development,” said Charles M. Baum, M.D., Ph.D., president and chief executive officer, Mirati Therapeutics, Inc. “Zai Lab has an established record of rapid and high quality development and commercialization of innovative oncology product candidates in China. Their capabilities position Mirati to further develop adagrasib for patients with cancer who harbor the KRASG12C mutation around the world.”

“We are delighted to collaborate with Mirati to bring adagrasib to patients in need in Greater China as soon as possible,” said Samantha Du, Ph.D., founder, chairperson, and chief executive officer of Zai Lab. “Lung cancer is the most common cancer in China, and we aim to make adagrasib an important product in our growing lung cancer franchise. We are also excited about the potential of adagrasib to treat colorectal, pancreatic and other cancers characterized by KRASG12C mutations.”

Under the terms of the agreement, Zai Lab obtains the right to research, develop, manufacture and exclusively commercialize adagrasib in Greater China. Zai Lab will support accelerated enrollment in key global, registration-enabling clinical trials of adagrasib in patients with cancer who have a KRASG12C mutation.

Mirati has an option to co-commercialize in Greater China and retains full and exclusive rights to adagrasib in all countries outside of Greater China. Mirati will receive a $65 million upfront payment, with the potential to receive up to an additional $273 million in development, regulatory and sales-based milestone payments. Mirati is also eligible to receive high-teen- to low-twenties-percent tiered royalties based on annual net sales of adagrasib in Greater China.

About Adagrasib (MRTX849)

Adagrasib is an investigational, highly selective, and potent oral small-molecule inhibitor of KRASG12C that is optimized to sustain target inhibition, an attribute that could be important to treat KRASG12C mutated cancers, which regenerates every 24-48 hours. Studies of adagrasib have shown that the drug has a long half-life and extensive tissue distribution and is well tolerated. Adagrasib has shown single-agent responses in non-small cell lung cancer (NSCLC), colorectal cancer, pancreatic cancer, and other solid tumors with KRASG12C mutations. Adagrasib is also being evaluated in several clinical trials in combination with other anticancer therapies with strong scientific rationale in patients with advanced solid tumors. Registration-enabling studies are ongoing in NSCLC and colorectal cancer. For more information visit Mirati.com/science.

About NSCLC and Colorectal Cancer in China

KRASG12C is the most common KRAS mutation in non-small cell lung cancer (NSCLC). The mutation is a biomarker of poor prognosis in Chinese patients with NSCLC. Lung cancer consists of NSCLC in approximately 85% of cases and small cell lung cancer (SCLC) in approximately 15% of cases. According to the World Health Organization, the incidence of lung cancer in China in 2020 was 815,563 cases, with 714,699 deaths.

Colorectal cancer (CRC) is the second most commonly diagnosed cancer type in China. According to the World Health Organization, the incidence of colorectal cancer in China in 2020 was 550,628 cases, with 283,751 deaths.

About Mirati Therapeutics Inc.

Mirati Therapeutics Inc. is a clinical-stage biotechnology company whose mission is to discover, design and deliver breakthrough therapies to transform the lives of patients with cancer and their loved ones. The company is relentlessly focused on bringing forward therapies that address areas of high unmet need, including lung cancer, and advancing a pipeline of novel therapeutics targeting the genetic and immunological drivers of cancer. Mirati is using its scientific expertise to develop novel solutions in two registration-enabling programs: adagrasib (MRTX849), an investigational small molecule, potent and selective KRASG12C inhibitor, as monotherapy and in combination with other agents, and sitravatinib, an investigational spectrum-selective inhibitor of receptor tyrosine kinases in combination with checkpoint inhibitor therapies. Mirati is also advancing its differentiated preclinical portfolio, including MRTX1133, an investigational KRASG12D inhibitor, and other oncology discovery programs. Unified for patients, Mirati’s vision is to unlock the science behind the promise of a life beyond cancer.

For more information about Mirati Therapeutics Inc., visit us at Mirati.com or follow us on Twitter and LinkedIn.

About Zai Lab

Zai Lab (NASDAQ: ZLAB; HKEX: 9688) is an innovative commercial-stage biopharmaceutical company focused on bringing transformative medicines for cancer and infectious and autoimmune diseases to patients in China and around the world. We aim to address significant unmet medical needs in large, fast-growing segments of the pharmaceutical market. Our experienced team has secured partnerships with leading global biopharmaceutical companies to generate a broad pipeline of potentially innovative, marketed products and product candidates. We have also built an in-house team with strong drug discovery and translational research capabilities and are establishing a pipeline of proprietary drug candidates with global rights. Our vision is to become a leading global biopharmaceutical company, discovering, developing, manufacturing and commercializing our portfolio in order to positively impact human health worldwide.

For additional information about the company, please visit www.zailaboratory.com or follow us at www.twitter.com/ZaiLab_Global.

Mirati Therapeutics Forward Looking Statements

This press release contains forward-looking statements regarding the business of Mirati Therapeutics, Inc. (“Mirati”). Any statement describing Mirati’s goals, expectations, financial or other projections, intentions or beliefs, development plans and the commercial potential of Mirati’s drug development pipeline, including without limitation adagrasib (MRTX849), sitravatinib and MRTX1133, is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to risks and uncertainties, particularly those challenges inherent in the process of discovering, developing and commercialization of new drug products that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs.

Mirati’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Mirati’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Mirati. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Mirati’s programs are described in additional detail in Mirati’s quarterly reports on Form 10-Q and annual reports on Form 10-K, which are on file with the U.S. Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (www.sec.gov).These forward-looking statements are made as of the date of this press release, and Mirati assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Zai Lab Forward-Looking Statements

This press release contains statements about future expectations, plans and prospects for Zai Lab, including, without limitation, statements regarding the prospects and plans for developing and commercializing adagrasib in Greater China and other statements containing words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “possible,” “potential,” “will,” “would” and other similar expressions. Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact nor are they guarantees or assurances of future performance. Forward-looking statements are based on Zai Lab’s expectations and assumptions as of the date of this press release and are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including but not limited to (1) Zai Lab’s ability to successfully commercialize and generate revenue from its approved products; (2) Zai Lab’s ability to finance its operations and business initiatives and obtain funding for such activities, (3) Zai Lab’s results of clinical and pre-clinical development of its product candidates, (4) the content and timing of decisions made by the relevant regulatory authorities regarding regulatory approvals of Zai Lab’s product candidates, (5) the effects of the novel coronavirus (COVID-19) pandemic on our business and general economic, regulatory and political conditions and (6) the risk factors identified in our most recent annual or quarterly report and in other reports we have filed with the U.S. Securities and Exchange Commission. Zai Lab anticipates that subsequent events and developments will cause Zai Lab’s expectations and assumptions to change and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements should not be relied upon as representing Zai Lab’s views as of any date subsequent to the date of this press release.

Mirati Contacts

Investor Relations: Temre Johnson | (858) 332-3562 | ir@mirati.com

Media Relations: Priyanka Shah | (908) 447-6134 | media@mirati.com

Zai Lab Contacts

Billy Cho, CFO

+86 137 6151 2501

billy.cho@zailaboratory.com

Media: Ryo Imai / Robert Flamm, Ph.D.

Burns McClellan, on behalf of Zai Lab

212-213-0006 ext. 315 / 364

rimai@burnsmc.com / rflamm@burnsmc.com

Investors: Mike Zanoni

Endurance Advisors, on behalf of Zai Lab

610-442-8570

mzanoni@enduranceadvisors.com

4